UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2020

WEYLAND TECH INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51815	46-5057897
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street, 16-079 New York, New York 10004
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (808) 829-1057

N/A
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously reported on Current Reports on Form 8-K filed by Weyland Tech, Inc., a Delaware corporation (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on December 18, 2019 and January 9, 2020, respectively, the Company, and its wholly-owned subsidiary, Origin8, Inc., a Nevada corporation (the “Purchaser”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) for the Purchaser to acquire substantially all of the assets of Push Holdings, Inc. (“Push”), a wholly-owned subsidiary of ConversionPoint Technologies, Inc. (“ConversionPoint,” and together with Push, the “Sellers”), in exchange for a total of up to 35,714,285 shares of restricted common stock (the “Shares”) of the Company (the “Transaction”).

In connection with the Transaction, the Company is required to file financial statements of the business acquired (Push) and pro forma financial information (the “Transaction Financials”) by an amendment to Form 8-K not later than 71 days after the date upon which the prior Form 8-K was required to be filed.

On March 25, 2020, the Company determined that, due to the circumstances and uncertainty surrounding the COVID-19 coronavirus pandemic, the Company has determined it will delay the filing of the Form 8-K/A with the Transaction Financials by up to 45 days in accordance with the SEC’s March 4, 2020 Order (Release No. 34-88318) (the “Order”), which allows for the delay of certain filings required under the Securities and Exchange Act of 1934, as amended.

The Company previously provided a corporate update by press release on March 19, 2020 wherein the Company noted it currently sees a limited impact on its core business from COVID-19. As it relates to the integration of this significant acquisition into its financial reporting operations, however, the COVID-19 coronavirus pandemic has shutdown many areas where the Company and Push are located (Hong Kong, California, New York City, Indonesia) which has hampered the Company and Push’s ability to coordinate the review and preparation of the Transaction Financials within the time prescribed by SEC rules. In addition the timing of the work on the Transaction Financials has run concurrently with the Company’s financial reporting for the fiscal year ended December 31, 2019, further straining resources while its financial reporting staff is subject to lockdowns and remote work requirements. The Company will file the Form 8-K/A with the Transaction Financials by no later than May 25, 2020, 45 days after the original due date of its Form 8-K/A.

Lastly, despite the Company’s election to delay the filing of the Form 8-K/A with the Transaction Financials, it still plans to timely file its Form 10-K Annual Report for the fiscal year ended December 31, 2019 without use of the Order.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the anticipated impact of the COVID-19 on our results of operations. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks and uncertainties include, but are not limited to, the effects of the COVID-19 outbreak, including levels of consumer, business and economic confidence generally. The duration of the COVID-19 outbreak and severity of such outbreak, the pace of recovery following the COVID-19 outbreak, the effect on our customer base; and the adverse effects of the COVID-19 outbreak on our business or the market price of our common stock and the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2018 and our subsequent filings with the U.S. Securities and Exchange Commission, including subsequent quarterly reports on Forms 10-Q and current reports on Form 8-K are uncertain. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYLAND TECH INC.

Dated: March 25, 2020	By:	/s/ Brent Y. Suen
Brent Y. Suen
President and Chief Executive Officer